EXHIBIT 3.10


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                                   DATED 1996
                                   ----------


                               DISPLAY.IT LIMITED


                                       AND


                                  MARJORIE MOE









                         ------------------------------

                                    DEBENTURE

                         ------------------------------















                                REF: 2990.19 (3)


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Date:                                 1996

Parties:

1. "The Debenture Holder": MARJORIE MOE of 4 Mountain View Avenue, Ridgefield, CT 06877 USA

2. "The Company": DISPLAY.IT LIMITED (a company incorporated in England under number 3069776) whose registered office is at 79 Knightsbridge, London SW1X 7Rb.


Recitals:

(A) The Company is indebted to the Debenture Holder in the principal sum of two hundred and ten thousand US Dollars under a loan agreement of even date herewith between the Debenture Holder and the Company ("Loan Agreement").

(B) As security for the Indebtedness ("as hereinafter defined") the Company has agreed to grant a first fixed and floating charge in favour of the Debenture Holder.

Operative provisions:

1.       Interpretation

         1.1      In this Debenture:

                  "ACTS" means the Law of Property Act 1925 and the Insolvency Act 1986 (or any statutory modification or re-enactment of those acts for the time being in force).

                  "ASSETS" means the property, undertaking the assets of the Company expressed to be charged to the Debenture Holder now or hereafter under clause 2.

                  "THE DEBENTURE HOLDER" shall include, unless the context otherwise requires, the Debenture Holder's successors and assigns PROVIDED ALWAYS that the security granted by this Deed shall not be assignable without the written consent of the Company such consent not to be unreasonably withheld or delayed.

                  "INDEBTEDNESS" means the principal sum of two hundred and ten thousand US Dollars (US $210,000) owing by the Company to the Debenture


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                  Holder (hereinafter together referred to as the Principal Sum)
                  which Principal Sum shall bear interest from the date of draw down of the loan under the Loan Agreement and to the date of actual payment (as well after as before judgment) as follows:

                  (a)      ten percent (10%) per annum during the first year;

                  (b) fifteen percent (15%) per annum during the second year;

                  (c) sixteen percent (16%) per annum during the third year;

                  (d) eighteen percent (18%) per annum during the fourth year;

                  (e) twenty percent (20%) per annum during the fifth year and each subsequent year thereafter;

                  AND FOR THE AVOIDANCE OF DOUBT any interest accrued due in any year of the Loan Agreement shall not be added to the amount of the Loan then outstanding for the purpose of calculating the interest due in any subsequent year (and for the purpose of calculating the interest due, a year shall be the period from 22 April in each year and ending on 21 April in the following year, both days inclusive) together with interest, commission, and any other costs, charges and legal expenses (on a full indemnity basis) charged or incurred by the Debenture Holder after the date hereof in connection with this Debenture or the Principal Sum and including those arising from the Debenture Holder perfecting or enforcing or attempting to enforce this Debenture or any other security (and its rights thereunder) held by the Debenture Holder from time to time.

                  "PROPERTY" means all leasehold and freehold property referred to in clauses 2.3.1 and 2.3.2, and

                  "RECEIVER" has the meaning given to it in clause 6.1.

         1.2      Clause headings are for ease of reference only.

2.       Charge

         2.1 The Company hereby covenants to pay or discharge the Indebtedness to the Debenture Holder in accordance with the terms of the Loan Agreement.

         2.2 The Company shall be entitled at any time to prepay all or any part of the amount owing by it to the Debenture Holder at that time under clause 2.1 which are outstanding on the security of this Debenture together with all interest accrued.

         2.3 As security for the payment and discharge of the Indebtedness, the Company, as beneficial owner, hereby charges the Debenture
                  Holder:


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         2.3.1    by the way of legal mortgage, all freehold and leasehold
                  property now vested in the Company, together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on that property;

         2.3.2 by way of fixed charge, all estates or interests in any freehold and leasehold property of the Company (not being property charged by clause 2.3.1) now and in the future vested in the Company, together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on that property;

         2.3.3 by way of fixed charge, all the goodwill and uncalled capital for the time being of the Company;

         2.3.4 by way of fixed charge, all book debts and other debts now an in the future due or owing to the Company;

         2.3.5 by way of fixed charge, all intellectual property rights, chooses in action and claims now and in the future belonging to the Company;

         2.3.6 by way of floating charge, all the Company's present and future undertaking and assets, whatever and wherever, including (without limitation) all other property and assets not subject to a fixed charge under this Debenture.

3.       Covenants

         3.1 The Company shall not sell transfer or otherwise deal in its intellectual property rights including pending applications therefore (and the intellectual property rights of the Company for the purposes of this Debenture shall include the benefit of any pledge or contract or any trust (whether express or otherwise) under which the Company shall have any right in intellectual property and shall include present and future intellectual property) without discharging the Indebtedness in full save that it may with the written consent of the Debenture Holder or any of them deal in its intellectual property rights other than intellectual property rights constituted by patents, utility models, petty patents, applications for any of the foregoing or the right to apply therefore and for the avoidance of doubt any intellectual property right which is patentable whether or not an application to register a patent for the same is made provided always however that:-

                  (a) the consent aforesaid shall not be unreasonably withheld


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                  (b)      a request for consent aforesaid shall be considered
                           with reasonable diligence in all circumstances

         AND the Company shall not without prior written consent of the Debenture Holder;

                  3.1.1 (except for charges in favour of the Debenture Holder created under or pursuant to this Debenture create or permit to subsist any mortgage, charge or lien or any of its undertaking or assets purporting to rank or which can by any means be made to rank in priority to or pari passu with the security hereby created;

                  3.1.2 sell, transfer or otherwise dispose of its undertaking and other assets or any part of them, except by getting in and realizing them in the ordinary and proper course of its business;

                  3.1.3 remove any plant and machinery from the premises (except for necessary repairs or the substitution of full value replacements);

                  3.1.4 deal with its book or other debts or securities for money except by getting in and realizing them in the ordinary and proper course of its business, but so that this exception shall not permit the realization of debts by means of block discounting or factoring; or

         3.2      The Company shall:

                  3.2.1 keep such of the Assets as are insurable comprehensively insured to the Debenture Holder's satisfaction in writing (and, if so required by the Debenture Holder, in the joint names of itself and the Debenture Holder) against loss or damage by fire and such other risks as the Debenture Holder may require, to their full replacement value and, where such insurance is not in joint names, procure that the Debenture Holder's interest is noted on all policies required under this clause 3.3.1;

                  3.2.2 duly and promptly pay all premiums and other moneys necessary for maintaining the insurances required under clause 3.3.1 and on demand produce the insurance policies and premium receipts to the Debenture Holder;

                  3.2.3 keep all buildings and all plant, machinery, fixtures, fittings and other effects in good repair and working order;


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                  3.2.4    promptly notify the Debenture Holder of any
                           application for or any meeting at which a resolution for the appointment of an administrator, receiver, liquidator or similar official in respect of the Company or any of its Assets is to be proposed and, if any such official is appointed, of his appointment.

                  3.2.5 The Company shall notify the Debenture Holder forthwith upon being served with any proceedings or legal process and shall provide to the Debenture Holder such details of the claim made against the Company and of the prosecution thereof and the Company's defense thereto and of any applications orders summonses and warrants as may be made issued or served in the proceedings as shall be requested by the Debenture Holder and such details as shall be so requested shall be provided forthwith or immediately after they shall be known to the Company.

         3.3 If the Company fails to perform any of its obligations under clauses 3.3.1, 3.3.2 or 3.3.3, the Debenture Holder may take out or renew any insurance or effect such repairs and take such other action as it may deem appropriate to remedy such failure and recover the premiums and other expenses so incurred from the Company on demand.

         3.4 The Company will at any time if and when required by the Debenture Holder execute to the Debenture Holder or as the Debenture Holder shall direct such further legal or other assignments, mortgages, securities or charges as the Debenture Holder shall require of and on all the Company's estate and interest in any freehold and leasehold and heritable properties and intellectual property rights now or at any time hereafter acquired by or belonging to the Company (including any vendor's lien) and of and on all or any of the matters described in clauses 2.3.4 and 2.3.5 of this deed to secure all money and liabilities and other sums hereby agreed to be paid or intended to be hereby secured such assignments, mortgages, securities or charges to be prepared by or on behalf of the Debenture Holder at the cost of the Company and to contain all such clauses for the benefit of the Debenture Holder as the Debenture Holder may reasonably require.

4.       Crystallization

                  The floating charge shall crystallize immediately:

                  (a) if an order is made or a resolution is passed for the winding-up of the Company; or


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                  (b)      if the Company ceases or threatens to cease to carry
                           on its business or substantially the whole of its business; or

                  (c) if an encumbrancer takes possession or a receiver, administrative receiver or administrator is appointed of the undertaking property or assets of the Company or any part thereof or if the Company enters into any voluntary arrangement within the meaning of Section 1 of the Insolvency Act 1986 or any statutory modification or reenactment thereof from time to time;

                  (d) if any part of the Indebtedness (whether of capital or any payment on account of interest) is not paid within 14 days of the due date for payment;

                  (e) if control (as defined in section 840 of the Income and Corporation Taxes Act 1988 or any statutory modification or re-enactment thereof from time to time) of the Company passes to any person or persons acting either individually or in concert where the Debenture Holder have not given their prior written agreement to such change in control;

                  (f) if a monetary judgment shall be given against the Company by any court in an amount which together with interest and costs shall be (pound sterling)10,000 or more or if an order shall be made against the Company by any authority having jurisdiction and authority in that behalf as a result of which any asset of the Company to a value of (pound sterling)10,000 or more shall become subject to distraint sequestration detention or the Company's title therein or its liberty to deal therein otherwise impaired;

                  AND, notwithstanding the provisions of clause 2.1, the balance of the Indebtedness under clause 1.1 shall immediately become due and payable and for the avoidance of doubt, the provisions of clause 2.2 shall not apply to any part of the Indebtedness realized after the floating charge has crystallized.

5.       Register of Debenture Holder

         5.1 A register of debentures shall be kept at the Company's registered office wherein there will be entered the name, address and description of the registered holders of this Debenture.

         5.2 Any person entitled to this Debenture by reason of the bankruptcy of a Debenture Holder or otherwise by operation of law may upon producing such


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                  evidence of his or her title as the Company may reasonably require be registered as the holder hereof and subject to the conditions hereof as to transfer may transfer the same and in any such case a note of such registration shall be endorsed hereon and in the case of a transfer, the Company shall be entitled to retain a certified copy of the transfer.

         5.3 The Company shall recognize and treat the Debenture Holder as the joint owners hereof and entitled to receive and give effectual discharges for the money hereby secured and the Company shall not be affected by notice of any trust or any right, title or claim of any person other than the Debenture Holder to this Debenture.

         5.4 The monies hereby secured shall be paid and this Debenture shall be transferable without regard to any set-off cross claim or equities between the Company and the original or any intermediate holder of this Debenture and the receipt of the sole holder or of joint holders (as the case may be) shall be a good discharge to the Company.

6.       Receiver

         6.1 At any time after the Debenture Holder's demand for payment from the Company of any Indebtedness (or if so requested by the Company), or if at any time after the floating charge hereby created crystallizes the Debenture Holder may without the necessity of any further demand or notice appoint by writing any person or persons to be an administrative receiver or a receiver and manager or receivers and managers ("the Receiver", which expression shall include any substituted receiver(s) and manager(s) of all or any part of the Assets). Without limiting the Debenture Holder's rights under this clause 6.1 or at law, the Debenture Holder may, whether or not any demand has been made for payment of the Indebtedness, appoint a Receiver if the Debenture Holder becomes aware of any of the matters referred to in clause 3.3.4 or if the security created by this Debenture shall be in jeopardy.

         6.2 The Debenture Holder may from time to time determine the remuneration of the Receiver and may remove the Receiver and appoint another in his place.

         6.3 The Receiver shall be the Company's agent and shall have all powers conferred by the ACTS. The Debenture Holder shall not incur any liability in respect of any contracts, engagements, acts, omissions, defaults or losses of the Receiver or for liabilities incurred by him or for any misconduct by him or for his remuneration (either to the Company or to any other person whatsoever) by reason of its making his appointment as such Receiver or of its having made or given any regulation or direction to such Receiver or for any other reason whatsoever and the Company alone shall be responsible for


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                  his acts and omissions and for his remuneration. In
                  particular, but without limiting any general powers or the Debenture Holder's power of sale, the Receiver shall have the power:

                  6.3.1 to take possession or collect and get in all or any part of the Assets and for that purpose to take any proceedings in the Company's name or otherwise as he shall think fit;

                  6.3.2 to carry on or concur in carrying on the Company's business and raise money from the Debenture Holder or others on the security of all or any part of the Assets;

                  6.3.3 to sell, let and/or terminate or to accept surrenders of leases or tenancies of any part of the Property, in such manner and on such terms as he thinks fit;

                  6.3.4 to take, continue or defend any proceedings and make any arrangement or compromise which the Debenture Holder or he shall think fit;

                  6.3.5 to make and effect all repairs, improvements and insurances;

                  6.3.6 to appoint managers, officers and agents for any of the above purposes, at such salaries as the Receiver may determine;

                  6.3.7    to call up any of the Company's uncalled capital;

                  6.3.8 to promote the formation of a subsidiary company or companies of the Company, so that such subsidiary may purchase, lease, license or otherwise acquire interests in all or any part of the Assets; and

                  6.3.9 to do all other acts and things which he may consider to be incidental or conducive to any of the above powers.

         6.4      Any moneys received under this Debenture shall be applied:

                  6.4.1 first, in satisfaction of all costs, charges and expenses properly incurred and payments properly made by the Debenture Holder or the Receiver and of the remuneration of the Receiver;

                  6.4.2 secondly, in or towards satisfaction of the Indebtedness in such order as the Debenture Holder shall determine, and


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                  6.4.3    thirdly, the surplus (if any) shall be paid to the
                           person or persons entitled to it.

7.       Miscellaneous

         7.1 No statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of any part of the Property may be exercised by the Company without the Debenture Holder's prior written consent.
                  Section 93 of the Law of Property Act 1925 shall not apply.

         7.2 By notice in writing to the Company, the Debenture Holder may at any time convert the floating charge created by clause
                  2.3.6 into a specific charge over any Assets specified in the notice which the Debenture Holder reasonably considers to be in danger of being seized or sold under any form of distress, attachment or other legal process or to be otherwise in jeopardy. The Company, at its expense, shall at any time on the Debenture Holder's request, promptly execute and deliver to the Debenture Holder any other or further mortgage, charge or other instrument conferring a fixed charge on any of its Assets (including any of the Assets charged by clause 2.3.6) or such other charges as the Debenture Holder may in its discretion think fit for securing the Indebtedness.

         7.3      This Debenture shall be:

                  7.3.1 a continuing security to the Debenture Holder, notwithstanding any part settlement of account or other matter or thing whatever;

                  7.3.2 without prejudice and in addition to any other security for the Indebtedness (whether by way of mortgage, equitable charge or otherwise) which the Debenture Holder may hold now or hereafter on all or any part of the Assets; and

                  7.3.3 in addition to any rights, powers and remedies at law.

         7.4 Section 103 of the Law of Property Act 1925 shall not apply. The statutory power of sale shall be exercisable at any time after the execution of this Debenture. The Debenture Holder shall not exercise its power of sale until payment has been demanded, but this provision shall not affect a purchaser or put him on inquiry whether such demand has been made.


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         7.5      No failure or delay on the Debenture Holder's part in the
                  exercise of any of its rights, powers and remedies under this Debenture or at law shall operate or be construed as a waiver. No waiver of any of the Debenture Holder's rights shall preclude any further or other exercise of that right or of any other right.

         7.6 The Debenture Holder may give time or other indulgence or make any other arrangement, variation or release with any person in respect of the Indebtedness or any other security or guarantee for the Indebtedness without derogating from the Company's liabilities or the Debenture Holder's rights under this Debenture.

         7.7 The Company certifies that the charges created by this Debenture do not contravene any provision of its memorandum and articles of association or any agreement binding on it or any of the Assets.

8.       Power of Attorney

         8.1 By way of security, the Company hereby irrevocably appoints the Debenture Holder and any Receiver appointed by the Debenture Holder jointly and severally as its attorney, with full power of delegation, for it and in its name and on its behalf and as its act and deed or otherwise, to seal, deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required or may be deemed proper for any of the above purposes.

         8.2 The company hereby ratifies and confirms to ratify and confirm whatever any such attorney as is mentioned in clause 8.1 shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in clause 8.1.


9.       Costs

         All costs, charges and expenses incurred by the Debenture Holder and all other monies paid by the Debenture Holder or the Receiver in perfecting or otherwise in connection with this Debenture and all costs of the Debenture Holder or the Receiver of all proceedings for enforcement of this Debenture shall be recoverable from the Company as a debt, may be debited to any account of the Company, bear interest accordingly and shall be charged on the Assets.


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10.      Severance

         If at any time any provision in this Debenture is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Debenture shall not be impaired.

11.      Notices

         Any demand, notice or other communication hereunder shall be in writing and may be delivered personally or sent by post, telemessage, cable, telex or telecopier to such party at its address set out above or such other address notified to the other in writing. Any such notice, demand or other communication shall be deemed to have been served 24 hours after posting (where sent by first class prepaid post) immediately upon such delivery (where delivered personally) and immediately on sending (where sent by telemessage, cable, telex or telecopier) whether or not it is actually received.

12.      Law

         This Debenture shall be governed by and construed in accordance with English law.


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IN WITNESS WHEREOF the parties hereto have executed this Debenture as a deed and duly delivered it the day and year first before written.

Signed as a Deed by DISPLAY.IT         )Director ______________________________
LIMITED acting by a director and its   )
secretary                              )Secretary _____________________________




Signed as a DEED by MARJORIE MOE in    )
the presence of:                       )


Witness: signature__________________________________

Name: ______________________________________________

Address: ___________________________________________


Occupation: ________________________________________


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